FOR IMMEDIATE RELEASE

MEDIA CONTACT:
Roar Media
Tyler Sminkey
tyler@roarmedia.com
(305) 403-2080, Ext. 114

www.RoarMedia.com

NET ELEMENT RECEIVES 300 MILLION RUBLES ($9.5 MILLION)
CREDIT FACILITY AND EXPECTS ANOTHER 300 MILLION RUBLES ($9.5 MILLION)
UNDER FACTORING AGREEMENT FROM ALFA-BANK

Funds will Finance Technology Company’s Growth and Continued
Development of its Mobile Commerce and Payment Processing Platform

MIAMI – September 5, 2012 – Net Element (OTCQB: NETE), a global technology and publishing company that operates in mobile commerce and payment processing, and also publishes popular entertainment portals and destinations, today announced that Alfa-Bank, Russia’s largest private bank, has extended Net Element’s mobile payment processing company, TOT Money, a credit facility of 300 million rubles (approximately $9.5 million) and plans to extend to TOT Money another 300 million rubles (approximately $9.5 million) under a planned factoring agreement to support the company’s next stage of growth and operations.

TOT Money, a mobile payment platform that will facilitate transactions via SMS on any phone and mobile network in Russia, is expected to become the driver of Net Element’s mobile commerce payment processing division.

The current 300 million rubles credit facility, along with the 300 million rubles factoring agreement expected to be executed in the coming weeks, will provide TOT Money with financial resources to attract top customers and build upon its mobile commerce and payment-processing platform for Russia and other emerging markets. When executed, the factoring agreement will call for Alfa-Bank to serve as the collector and processor of accounts receivables for TOT Money, and will provide TOT Money with working capital to support its growth strategy.

“We extended this credit facility to TOT Money based on our extensive due-diligence process and our understanding that the company is well-positioned to capitalize on demand for mobile payment processing,” said Ilina Polina, business development director at Alfa-Bank.

Added Dmitry Kozko, Net Element’s executive vice president: “The credit facility from Alfa-Bank, combined with Net Element’s key relationships with the Big Three mobile operators in Russia, will strategically position TOT Money to become one of the leading companies in Russia’s upcoming mobile commerce boom. With this credit facility and factoring agreement, we hope to strategically grow the TOT Money business and provide TOT Money with the capacity to process mobile payments up to 600 million rubles per month. Furthermore, our business relationship with the prestigious Alfa-Bank is further testament to our company’s business model and growth potential.”

About Alfa-Bank

Founded in 1990, Alfa-Bank is Russia’s largest private bank in terms of total assets, total equity, customer accounts and loan portfolio. The full-service bank operates in most sectors of the financial market, including retail and corporate lending, investment banking, trade finance and asset management. According to its audited IFRS financial statements for the full year 2011, the Alfa Banking Group, which comprises OJSC Alfa-Bank as well as its subsidiary banks and financial companies, had total assets of $31.4 billion, gross loans of $23.2 billion, and total equity of $3.4 billion. Net profit after tax for 2011 amounted to $641 million. The Alfa Banking Group’s corporate and retail client base has grown considerably during the past several years. As of January 2012, Alfa-Bank Group serves approximately 55,800 corporate and 6.3 million retail customers, while the branch network consists of 465 offices across Russia and abroad, including a subsidiary bank in the Netherlands and financial subsidiaries in the United States, the United Kingdom and Cyprus. For more information, visit www.alfabank.com/usa/.

About Net Element (OTCQB: NETE)
Net Element (OTCQB: NETE) is a global technology and publishing company that operates in mobile commerce and payment processing, as well as publishes popular Internet portals and destinations. Its product development centers in Ukraine and Russia and influential relationships in Russia and Commonwealth Independent States strategically position the company for growth in Russia and other emerging markets. Net Element owns and operates a mobile-commerce company, TOT Money, as well as several Internet properties that create social and business communities in the entertainment, music, motorsports and film industries. Net Element’s portfolio includes: www.TOTmoney.ru; www.Motorsport.com; www.Openfilm.com; and www.Music1.ru; www.ARLive.com and www.Yapik.com. For more information, visit www.NetElement.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered "forward-looking statements." Words such as “will,” “may,” “could,” “should,” “expect,” “expected,” “proposed,” “contemplated,” “plan,” “planned,” “project,” “forecast”, “going forward,” “intend,” “anticipate,” “anticipated,” “believe,” "hope," “estimate,” “estimated,” “predict,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, NETE’s expectations with respect to the entering into the factoring agreement with Alfa-Bank and the mobile payments processing capacity. Except for historical information contained in this press release, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include: failure of TOT Money to enter into the factoring agreement with Alpha-Bank for any reason; modifications and termination of contracts; control and operational issues pertaining to business activities that we conduct on our own behalf or pursuant to joint ventures with other parties; the need to retain and recruit key technical and management personnel; etc. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in the reports we have filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

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